EXHIBIT 10.27

FIFTH AMENDMENT TO THE
SECOND AMENDED & RESTATED MARKET DATA AGREEMENT

This Fifth Amendment (this “Amendment”), effective as of August 1st 2021 (the “Effective Date”), shall amend the Second Amended & Restated Market Data Agreement, dated November 1, 2018 (as amended from time to time, the “Agreement”), by and among Tradeweb Markets LLC, a Delaware limited liability company, (“Tradeweb”), Refinitiv US LLC (f/k/a Thomson Reuters (Markets) LLC), a Delaware limited liability company, (“TRM”), and Refinitiv US Organization LLC (f/k/a Thomson Reuters (GRC) Inc.), a Delaware corporation (“GRC”). TRM and GRC are referred to herein as the “Refinitiv Parties”, and together with Tradeweb, the “Parties”. The Agreement shall be deemed to have been amended by this Amendment and the terms of this Amendment shall supplement and form part of the Agreement. All sections of the Agreement not amended hereby shall remain in full force and effect as specified in the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to the Agreement, Tradeweb licenses to GRC (i) Dealerweb Top of Book U.S. Treasury On-the-Run Quotes and Dealerweb Top of Book U.S. Treasury Off-the-Run Quotes as set forth in Schedule B to the Agreement (“Top of Book”) and (ii) delayed post-trade MiFID II Outbound Data (APA and MTF) as described in Schedule C to the Agreement (“Delayed MiFID II Data”);

WHEREAS, Tradeweb wishes to use Top of Book as a data component in the calculation of the Tradeweb ICE U.S. Treasury Closing Prices (together with any direct successor thereto, “UST Closing Prices”); and

WHEREAS, the Refinitiv Parties wish to use Delayed MiFID II Data as a data component in the calculation of Refinitiv Trade Discovery (“FRTB Indicator”).

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.Top of Book. The Refinitiv Parties hereby acknowledge and agree that, notwithstanding anything to the contrary in the Agreement, Tradeweb is not restricted from using or licensing Top of Book and any Derivative Works thereof in connection with the calculation, creation and administration of UST Closing Prices. Further, nothing in the Agreement or this Amendment gives any Refinitiv Party or any of its Affiliates any ownership, intellectual property, or other rights in or to UST Closing Prices or otherwise restricts Tradeweb or its Affiliates from using, licensing or distributing UST Closing Prices.

2.Delayed MiFID Data. Tradeweb hereby acknowledges and agrees that the license to Delayed MiFID Data granted to GRC under Section 2.1 of the Agreement shall include the additional right to use Delayed MiFID Data in connection with the calculation and creation of FRTB Indicator. Further, nothing in the Agreement or this Amendment gives Tradeweb or any of its Affiliates any ownership, intellectual property, or other rights in or to FRTB Indicator or otherwise restricts GRC or its Affiliates from using, licensing or distributing FRTB Indicator.

3.Fees. There shall be no fees payable by any Party hereunder and the Parties agree that each Party will fulfill any obligations hereunder at its own cost and expense. For the avoidance of doubt, nothing in this Section 3 shall amend or modify any other fees payable pursuant to Article IV of the Agreement.

4.Term. This Amendment shall take effect as of the Effective Date and continue for the duration of the Term (as defined in the Agreement) unless this Amendment is earlier terminated by mutual written agreement of the Parties.

5.Miscellaneous. This Amendment shall constitute the sole terms of the Agreement with respect to the subject matter herein. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment and the rights and obligations of the Parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within that jurisdiction. Following termination of this Amendment or the Agreement, the following provisions shall survive: Sections 1 and 2 (in each case, to the extent it is expressly applicable post-termination) and this Section 5.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first above written.

REFINITIV US ORGANIZATION LLC

By: /s/ Sarah Andrews
Name:     Sarah Andrews
Title: Head of Managed Partners, Americas

REFINITIV US LLC

By: /s/ Kerry Baker Relf
Name:    Kerry Baker Relf
Title: Head of Strategic Data Licensing

TRADEWEB MARKETS LLC

By: /s/ Douglas Friedman
Name:    Douglas Friedman
Title: General Counsel and Secretary